UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of stockholders on May 24, 2017 (the “Annual Meeting”), the stockholders of Denbury Resources Inc. (the “Company”) voted to approve an amendment and restatement to the Company’s 2004 Omnibus Stock and Incentive Plan (the “2004 Incentive Plan”). The 2004 Incentive Plan was amended and restated principally to increase the number of reserved shares under the 2004 Incentive Plan by 3,900,000 shares and for Internal Revenue Code Section 162(m) performance-based compensation qualification. The principal terms of the 2004 Incentive Plan are described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 13, 2017 (the “Proxy Statement”), which description is incorporated herein by reference and is qualified in its entirety by the full text of the 2004 Incentive Plan, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders of the Company considered and voted upon the six proposals listed below (the “Proposals”), each of which is more fully described in the Company’s Proxy Statement. Holders of 348,108,190 shares of common stock of the Company, representing approximately 87% of the Company’s issued and outstanding shares of common stock as of the March 27, 2017 record date, were present in person or by proxy at the Annual Meeting, constituting a quorum, and the final voting results with respect to each of the Proposals are set forth below.

Proposal 1: Election of directors. The Company’s stockholders elected eight directors, each to hold office until the next annual meeting and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The results of the voting were as follows:

Name of Nominee	For	% of Voted	Withheld	Broker Non-Votes
John P. Dielwart	277,651,302	98.25%	4,956,924	65,499,964
Michael B. Decker	278,234,545	98.45%	4,373,681	65,499,964
Gregory L. McMichael	277,657,290	98.25%	4,950,936	65,499,964
Kevin O. Meyers	277,757,596	98.28%	4,850,630	65,499,964
Lynn A. Peterson	279,160,216	98.78%	3,448,010	65,499,964
Phil Rykhoek	278,000,129	98.37%	4,608,097	65,499,964
Randy Stein	277,543,364	98.21%	5,064,862	65,499,964
Laura A. Sugg	278,778,972	98.65%	3,829,254	65,499,964

The votes “For” each director as set forth above represent the vote of the majority of votes cast with respect to such director nominee at the Annual Meeting.

Proposal 2: Advisory vote to approve the Company’s 2016 named executive officer compensation. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
145,456,848	51.47%	136,337,233	814,140	65,499,969

Proposal 3: Advisory vote to approve the frequency of the stockholder vote to approve named executive officer compensation. The results of the voting were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
278,854,120	691,879	2,459,976	602,243	65,499,972

On May 24, 2017, following the vote on Proposal 3 at the Annual Meeting, the Board determined that the Company will hold an advisory vote on the compensation of its named executive officers every year until the next stockholder advisory vote on the frequency of advisory votes on named executive officer compensation.

Proposal 4: Approval of the amendment and restatement of the 2004 Incentive Plan. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
241,537,740	85.29%	41,188,210	478,342	64,903,898

Proposal 5: Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
341,408,930	98.08%	6,160,100	539,160	—

Proposal 6: Transaction of such other business as may properly come before the annual meeting or any adjournment or postponement thereof. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
86,930,496	30.70%	195,386,221	887,458	64,904,015

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*	Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan, as amended and restated effective as of May 24, 2017.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: May 26, 2017	By:	/s/ James S. Matthews
James S. Matthews
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan, as amended and restated effective as of May 24, 2017.

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